                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               -----------------


                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934


      Date of Report: (Date of earliest event reported): February 26, 2002


                         TEXAS BIOTECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)




               DELAWARE                                1-12574                              13-3532643
       (State of Incorporation)                (Commission File Number)         (IRS Employer Identification No.)
------------------------------------------------------------------------------------------------------------------



                             7000 FANNIN, 20TH FLOOR
                              HOUSTON, TEXAS 77030
              (Address of Registrant's principal executive offices)



                                 (713) 796-8822
              (Registrant's telephone number, including area code)



                                (NOT APPLICABLE)
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENT WAS RELEASED TO THE PRESS ON FEBRUARY 26, 2002 REGARDING 2001 FOURTH QUARTER AND YEAR END FINANCIAL RESULTS AND OUTLOOK FOR 2002.


 TEXAS BIOTECHNOLOGY REPORTS 2001 FOURTH QUARTER AND YEAR-END FINANCIAL RESULTS

                           DESCRIBES OUTLOOK FOR 2002

HOUSTON, TX, (FEBRUARY 26, 2002) - Texas Biotechnology Corporation (NASDAQ:TXBI) today announced financial results for the fourth quarter and full year 2001. Results for both the fourth quarter and the full year were in line with prior guidance. David B. McWilliams, President and CEO of Texas Biotechnology stated, "Our results for 2001 reflect both product sales growth and achievement of significant clinical milestones during the year. Our outlook for 2002 reflects our expectation of continued sales growth for our lead product, Argatroban, and expanded clinical research programs for Argatroban and other products in development. We look forward to initiating, completing and reporting results of key clinical studies during 2002 and to demonstrating our proven capabilities in the discovery and development of small molecule drugs to treat cardiovascular and inflammatory diseases."

FOURTH QUARTER FINANCIAL RESULTS

Net loss for the fourth quarter 2001 was $7.8 million, or $0.18 per basic and diluted share, compared to a net loss of $2.8 million, or $0.07 per basic and diluted share, for the same period last year. The increased loss in the current quarter is primarily due to costs associated with ongoing clinical trials. Total research and development expenses (including Texas Biotechnology's 50% share of expenses incurred by the ICOS-TBC partnership) were $9.2 million in the fourth quarter of 2001, an increase of $4.0 million over the comparable amount in the fourth quarter of 2000. This increase is due to the continuation of two Phase II trials for Argatroban for ischemic stroke and percutaneous coronary intervention
(PCI), a Phase IIb/III clinical trial for sitaxsentan as a treatment for pulmonary arterial hypertension (PAH), two Phase I studies for TBC3711 and a Phase I study of TBC1269 for asthma at Revotar Biopharmaceuticals, Texas Biotechnology's 55% owned German subsidiary.

Fourth quarter 2001 revenues of $2.5 million declined $360,000 compared to the fourth quarter of 2000. The prior year period included research payments of $235,000 from a prior agreement with LG Chemical that terminated as of January 1, 2001.

Investment income declined to $986,000 in the fourth quarter of 2001, compared with $1.5 million in the fourth quarter of 2000. The decline is primarily due to lower prevailing interest rates during year 2001, compared with 2000.

The Company's royalties earned on net sales of Argatroban were $684,000 in the fourth quarter of 2001, an increase of $450,000 over the fourth quarter of 2000 while net sales of Argatroban by GlaxoSmithKline (GSK) during the fourth quarter of 2001 were approximately $4.3 million, up from $2.4 million in the third quarter of 2001. Argatroban first entered the U.S. market in November 2000.

"In the fourth quarter, Argatroban had achieved approximately 40% share of the current hospital-based heparin-induced thrombocytopenia (HIT) market. During 2002, we expect the overall HIT market to continue to increase by approximately 20 to 25% as a function of medical education and increased awareness of this condition. We believe Argatroban's share of the HIT market will also continue to grow as will sales," stated David B. McWilliams, President and Chief Executive Officer of Texas Biotechnology.

FULL YEAR FINANCIAL RESULTS

Net loss for the year ended 2001 was $19.1 million, or $0.44 per basic and diluted share, compared to $5.7 million, or $0.14 per basic and diluted share, in the same period last year. The $13.5 million increase in loss reported in year 2001 over year 2000 is primarily attributable to additional research and development costs in 2001, partially offset by increases in investment income and two year 2000 non-recurring items discussed below. The net effect of increased costs and revenues was approximately $8.4 million. Additionally, the year 2000 loss includes two material non-recurring items, consisting of a $7.5 million milestone payment from GlaxoSmithKline for the approval of Argatroban by the FDA in June 2000, and the cumulative effect, on January 1, 2000, of the change in accounting principle of $2.4 million resulting from Texas Biotechnology's adoption of Securities and Exchange Commission Staff Accounting Bulletin No. 101.

Total research and development expenses (including Texas Biotechnology's share of expenses incurred by the ICOS-TBC partnership) were $26.9 million in year 2001, an increase of $9.9 million from the comparable amount for year 2000, primarily due to costs associated with ongoing clinical trials, as described above.

Revenues in 2001 were $8.9 million, compared with $8.2 million in 2000, after adjusting for the $7.5 million milestone payment, discussed earlier. Year 2000 revenues included research payments of approximately $1.4 million under the agreement with LG Chemical. The Company's royalties on net sales of Argatroban increased to $1.6 million in 2001, compared with $234,000 in 2000 while net sales by GSK for Argatroban during 2001 were approximately $10.6 million.

Investment income in 2001 of $5.2 million was $874,000 higher than year 2000. The increase reflects higher cash and investment balances during 2001, due to receipt of $20.1 million in proceeds from the exercise of public warrants in January 2001. The effect of increased cash balances was offset, however, by lower prevailing interest rates during year 2001.

Cash, cash equivalents, short-term investments and long-term investments at December 31, 2001 was $95.4 million, compared with $92.5 million at December 31, 2000.

Key accomplishments for 2001 include:

     o Approximately 40% sales penetration of the current hospital-based HIT market for Argatroban

     o Initiation of an open-label Phase II trial evaluating Argatroban as a treatment for patients undergoing PCI, a procedure that is performed more than 500,000 times annually in the United States, according to the American Heart Association

     o Initiation of a double-blind, placebo-controlled Phase II trial involving 180 patients to evaluate Argatroban as a treatment for ischemic stroke

     o Initiation of a Phase IIb/III double-blind, placebo-controlled trial, also referred to as the STRIDE trial, designed to determine the safety and efficacy of sitaxsentan as a treatment for pulmonary arterial hypertension

     o Initiation and completion of two Phase I trials for TBC3711 which is in development as a treatment for chronic heart failure

     o Initiation and completion of both the single and multi-dose Phase I trials for TBC1269 to support its development as an inhaled treatment for asthma

     o Selection of TBC4746 as the lead preclinical VLA-4 antagonist for development as an oral treatment for asthma

     o Advancement of a number of novel research targets including urotensin, caspase and other integrins

OUTLOOK FOR 2002

Mr. McWilliams added, "During 2002, optimization of Argatroban in HIT and the continued development of the product pipeline are our top priorities. Success in these areas is the most effective way for us to grow the Company and increase shareholder value."

Guidance for 2002 includes results of Revotar and the ICOS-TBC partnership.

REVENUE

Revenue guidance for 2002 is in the range of $8.5 to $11.0 million which includes royalties from Argatroban sales, which are expected to be in the range of $16 to $18 million, reimbursements from GSK for certain Argatroban clinical trial expenses, research reimbursements from ICOS for the development of sitaxsentan and TBC3711, amortization of earned license fees and milestones, and research payments from Schering-Plough.

Investment income is expected to be in the range of $1.8 to $2.5 million, depending upon prevailing interest rates and invested balances.

TOTAL EXPENSES

Total expenses for 2002 are expected to range from $45 to $48 million. The increase over 2001 is primarily in the area of clinical development and reflects the Company's commitment to develop and commercialize its broad pipeline of products e.g., expand the use of Argatroban in ischemic stroke and PCI, demonstrate the potential safety and efficacy of sitaxsentan as a treatment for PAH, and advance the development of TBC3711 in heart failure.

Texas Biotechnology management will host a conference call on Tuesday, February 26, 2002, at 4:30 PM Eastern. To participate in the call, dial (800) 553-0351 and ask for the Texas Biotechnology conference call. The international dial-in number is (612) 332-1020. A replay of the conference call will also be available beginning at 7:15 PM Eastern on Tuesday, February 26, 2002 and will end on Thursday, February 28, 2002 at 11:59 PM Eastern. To access the replay dial (800) 475-6701 in the United States and (320) 365-3844 for International access. The access code for the replay is 626354. In addition, the conference call will be available live on the Company's web site (www.tbc.com). A replay of the conference call will also be available on the Company's web site.

Texas Biotechnology, a biopharmaceutical company focused on the discovery, development and commercialization of novel drugs, is recognized for its expertise in small molecule drug development and vascular biology. Argatroban, its first FDA-approved product, is being marketed by GlaxoSmithKline for heparin-induced thrombocytopenia. Additional studies are seeking to broaden this initial indication for Argatroban in ischemic stroke, angioplasty and hemodialysis. Texas Biotechnology has several other products in clinical development for pulmonary arterial hypertension, congestive heart failure and asthma. To learn more about Texas Biotechnology please go to our web site: www.tbc.com.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approval, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Texas Biotechnology has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

                                      TEXAS BIOTECHNOLOGY CORPORATION AND SUBSIDIARIES
                                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION
                                        AMOUNTS IN THOUSANDS (EXCEPT PER SHARE DATA


                                                           THREE MONTHS ENDED                     TWELVE MONTHS ENDED
                                                              DECEMBER 31,                            DECEMBER 31,

                                                        2001               2000                 2001               2000
                                                   ----------------  -----------------    -----------------   ----------------
Revenues                                          $      2,481      $       2,841        $       8,917       $     15,692

Operating expenses:
   Research and development                              5,679              3,652               17,462             13,513
   Equity in loss of affiliate                           3,524              1,532                9,450              3,487
   General and administrative                            2,367              2,043                7,132              6,552
                                                   ----------------  -----------------    -----------------   ----------------
Total expenses                                          11,570              7,227               34,044             23,552
                                                   ----------------  -----------------    -----------------   ----------------
Operating loss:                                         (9,089)           (4,386)             (25,127)             (7,860)

Investment income, net                                     986              1,545                5,236              4,362
Minority interest in Revotar                               299                 80                  749                209
                                                   ----------------  -----------------    -----------------   ----------------

Net loss before cumulative effect of
   change in accounting principle                       (7,804)           (2,761)             (19,142)             (3,289)

Cumulative effect of change in
   accounting principle                                      -                  -                    -             (2,366)
                                                   ----------------  -----------------    -----------------   ----------------

Net loss                                          $     (7,804)     $     (2,761)        $    (19,142)       $     (5,655)
                                                   ================  =================    =================   ================

Net loss per common share:                        $      (0.18)     $      (0.07)        $      (0.44)       $      (0.14)
(basic and diluted)

Weighted average common shares
   outstanding:                                         43,571             41,304               43,637             39,150
(basic and diluted)


                     UNAUDITED CONSOLIDATED BALANCE SHEET INFORMATION


                                                        DEC. 31,          DEC. 31,
                                                          2001              2000
                                                     -------------   --------------
 Cash, cash equivalents, investments
    and accrued interest                             $      95,427   $       92,533
 Other assets                                                8,934            6,436
                                                     -------------   --------------
 Total assets                                              104,361           98,969
                                                     =============   ==============

 Total liabilities                                           9,621            5,939
 Deferred revenue and credits                                9,290            7,041
 Minority interest in affiliate                              1,213            1,962
 Stockholders' equity                                       84,237           84,027
                                                     -------------   --------------
 Total liabilities and stockholders' equity          $     104,361   $       98,969
                                                     =============    =============


Note: Certain reclassifications have been made to prior period information to conform with the December 31, 2001 presentation with no effect on net loss previously reported.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2002              TEXAS BIOTECHNOLOGY CORPORATION


                                     /s/ STEPHEN L. MUELLER
                                     -----------------------------------------
                                     Stephen L. Mueller
                                     Vice President, Finance and Administration,
                                     Secretary and Treasurer